Exhibit 99.1

Sale of Operating Assets

On September 5, 2017, ChromaDex Corporation (“ChromaDex”), ChromaDex, Inc., a wholly-owned subsidiary of ChromaDex, and ChromaDex Analytics, Inc., a wholly-owned subsidiary of ChromaDex, Inc. (collectively, the “Company”), sold operating assets that are used or held for use in connection with the Company’s quality verification program testing or seals and analytical chemistry and microbiology testing business for food and food related products (the “Lab Business”) to Covance Laboratories Inc. (“Covance”) pursuant to an asset purchase agreement. Pursuant to the terms of the asset purchase agreement, the Company will receive total consideration equal to $7.5 million, subject to certain escrow provisions. In addition, the Company is eligible to receive an additional earnout payment from Covance up to $1.0 million, subject to certain escrow provisions.

Pro Forma Information

The accompanying unaudited pro forma condensed consolidated statements of operations of the Company for the years ended December 31, 2016, January 2, 2016 and January 3, 2015 and the six months ended July 1, 2017 are presented as if the Lab Business sale had occurred on December 29, 2013, the beginning of the earliest period presented. The accompanying unaudited pro forma condensed consolidated balance sheet of the Company as of July 1, 2017 is presented as if the Lab Business sale had occurred on July 1, 2017. The pro forma adjustments related to the Lab Business sale do not reflect the final purchase price or final asset and liability balances of the Lab Business. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed consolidated financial information. The unaudited pro forma financial information is not necessarily indicative of the results of operations or financial position that might have been achieved for the dates or periods indicated, nor is it necessarily indicative of the results of operations or financial position that may occur in the future.

The historical consolidated financial information has been adjusted in the unaudited pro forma financial information to give effect to pro forma events that are (1) directly attributable to the disposal, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results.

The following is a brief description of the amounts recorded under each of the column headings in the unaudited pro forma consolidated statements of operations and balance sheet:

Historical

This column reflects the Company’s historical audited operating results for the years ended December 31, 2016, January 2, 2016 and January 3, 2015 and the historical and unaudited operating results of continuing operations and financial condition as of and for the six months ended July 1, 2017 prior to any adjustment for the Lab Business sale described above.

Disposal

This column reflects the elimination of the historical operating results of the Lab Business for the years ended December 31, 2016, January 2, 2016 and January 3, 2015 and the six months ended July 1, 2017 at the amounts that have been reflected in the Company’s condensed consolidated statements of operations for those periods. These amounts are based on the best available information and certain assumptions that the Company's management believe are reasonable. These amounts do not include allocations of corporate overhead expenses included in general and administrative expenses. The disposal column on the unaudited pro forma condensed consolidated balance sheet as of July 1, 2017 reflects the value of operating assets and liabilities included in the sale of the Lab Business as of that date. Net operating obligations of approximately $0.5 million as of July 1, 2017 were not assumed by Covance in its purchase of the Lab Business and these obligations are expected to be paid or collected by the Company within a year.

Pro Forma Adjustments

This column on the unaudited pro forma condensed consolidated balance sheet reflects the pro forma effect of the receipt and use of the cash consideration from the Lab Business sale.

ChromaDex Corporation and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet
(in thousands)

As of July 1, 2017

	Historical	Disposal	Pro Forma Adjustments	Notes	Pro Forma
Assets

Current Assets
Cash	$14,139		$6,550	(A)	$20,689
Trade receivables, net of allowances	4,579				4,579
Inventories	7,794				7,794
Prepaid expenses and other assets	865	(19)			846
Total current assets	27,377	(19)	6,550		33,908

Leasehold Improvements and Equipment, net	3,373	(1,473)		(B)	1,900
Deposits	402	(20)			382
Intangible assets, net	1,768				1,768
Other receivables	-		950	(A)	950

Total assets	$32,920	$(1,512)	$7,500		$38,908

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$3,132		$700	(C)	$3,832
Accrued expenses	2,111				2,111
Current maturities of capital lease obligations	299				299
Customer deposits and other	504				504
Deferred rent, current	114	(33)			81
Due to officer	100				100
Total current liabilities	6,260	(33)	700		6,927

Capital lease obligations, less current maturities	393				393
Deferred rent, less current	548	(184)			364

Total liabilities	7,201	(217)	700		7,684

Commitments and contingencies

Stockholders' Equity
Common stock, $.001 par value	45				45
Additional paid-in capital	75,590				75,590
Accumulated deficit	(49,916)		5,505	(C)	(44,411)
Total stockholders' equity	25,719	-	5,505		31,224
Total liabilities and stockholders' equity	$32,920	$(217)	$6,205		$38,908

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

ChromaDex Corporation and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statements of Operations
(in thousands, except for per share amounts)

For the Six Month Period Ended July 1, 2017

	Historical	Disposal	Pro Forma Adjustments	Pro Forma

Sales, net	$9,756	$(2,170)		$7,586
Cost of sales	5,741	(1,882)		3,859

Gross profit	4,015	(288)	-	3,727

Operating expenses:
Sales and marketing	1,324	(369)		955
Research and development	1,514	-		1,514
General and administrative	5,041	(106)		4,935
Other	746	-		746
Operating expenses	8,625	(475)	-	8,150

Operating loss	(4,610)	187	-	(4,423)

Nonoperating expense:
Interest expense, net	(83)	19		(64)
Nonoperating expenses	(83)	19	-	(64)

Net loss	$(4,693)	$206	$-	$(4,487)

Basic and diluted loss per common share	$(0.12)	$0.01	$-	$(0.11)

Basic weighted average common shares outstanding	40,076	40,076	40,076	40,076

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

ChromaDex Corporation and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statements of Operations
(in thousands, except for per share amounts)

For the Year Ended December 31, 2016

	Historical	Disposal	Pro Forma Adjustments	Pro Forma

Sales, net	$26,811	$(5,146)		$21,665
Cost of sales	14,890	(3,616)		11,274

Gross profit	11,921	(1,530)	-	10,391

Operating expenses:
Sales and marketing	2,250	(692)		1,558
Research and development	2,523	-		2,523
General and administrative	9,393	(179)		9,214
Operating expenses	14,166	(871)	-	13,295

Operating income (loss)	(2,245)	(659)	-	(2,904)

Nonoperating expense:
Interest expense, net	(370)	36		(334)
Loss on debt extinguishment	(313)	-		(313)
Nonoperating expenses	(683)	36	-	(647)

Net income (loss)	$(2,928)	$(623)	$-	$(3,551)

Basic and diluted loss per common share	$(0.08)	$(0.02)	$-	$(0.10)

Basic weighted average common shares outstanding	37,294	37,294	37,294	37,294

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

ChromaDex Corporation and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statements of Operations
(in thousands, except for per share amounts)

For the Year Ended January 2, 2016

	Historical	Disposal	Pro Forma Adjustments	Pro Forma

Sales, net	$22,014	$(4,129)		$17,885
Cost of sales	13,533	(3,183)		10,350

Gross profit	8,481	(946)	-	7,535

Operating expenses:
Sales and marketing	2,327	(819)		1,508
Research and development	892	-		892
General and administrative	7,416	(215)		7,201
Operating expenses	10,635	(1,034)	-	9,601

Operating loss	(2,154)	88	-	(2,066)

Nonoperating expense:
Interest expense, net	(613)	46		(567)
Nonoperating expenses	(613)	46	-	(567)

Loss before income taxes	(2,767)	134	-	(2,633)
Provision for income taxes	(4)	-	-	(4)

Net loss	$(2,771)	$134	$-	$(2,637)

Basic and diluted loss per common share	$(0.08)	$0.00	$-	$(0.07)

Basic weighted average common shares outstanding	35,877	35,877	35,877	35,877

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

ChromaDex Corporation and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statements of Operations
(in thousands, except for per share amounts)

For the Year Ended January 3, 2015

	Historical	Disposal	Pro Forma Adjustments	Pro Forma

Sales, net	$15,313	$(3,452)		$11,861
Cost of sales	9,987	(3,132)		6,855

Gross profit	5,326	(320)	-	5,006

Operating expenses:
Sales and marketing	2,136	(654)		1,482
Research and development	514	-		514
General and administrative	7,861	(212)		7,649
Loss from investment in affiliate	46	-		46
Operating expenses	10,557	(866)	-	9,691

Operating loss	(5,231)	546	-	(4,685)

Nonoperating expense:
Interest expense, net	(157)	33		(124)
Nonoperating expenses	(157)	33	-	(124)

Net loss	$(5,388)	$579	$-	$(4,809)

Basic and diluted loss per common share	$(0.15)	$0.02	$-	$(0.14)

Basic weighted average common shares outstanding	35,486	35,486	35,486	35,486

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

ChromaDex Corporation and Subsidiaries

Notes to Unaudited Pro Forma Consolidated Financial Information

(A) Total consideration for the Lab Business sale is as follows (in thousands):

Cash payment upon closing of sale	$6,550
Other cash payment to be held in escrow to satisfy any indemnification claims	950
Additional earnout payment up to $1.0 million *	-
Total consideration	$7,500

* Additional earnout payment is considered as gain contingency and is not recognized until received.

(B) Leasehold improvements and equipment included in the sale of the Lab Business consisted of following:

Leasehold improvements and equipment	$3,477
Less accumulated depreciation	(2,004)
Leasehold improvements and equipment, net	$1,473

(C) The gain from disposal of the Lab Business is as follows (in thousands):

Total consideration	$7,500
Net assets sold	(1,295)
Estimated transaction costs, legal and other	(700)
Gain from disposal	$5,505